                                                                  EXHIBIT (j)(1)

               EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND II




                                                        October 21, 2002



Eaton Vance Insured New York Municipal Bond Fund II hereby adopts and agrees to become a party to the attached Custodian Agreement as amended and extended with Investors Bank & Trust Company.


                             EATON VANCE INSURED NEW YORK MUNICIPAL BOND FUND II



                             By:  /s/ Thomas J. Fetter
                                  --------------------
                                  Thomas J. Fetter
                                  President



Accepted and agreed to:

INVESTORS BANK & TRUST COMPANY



By:  /s/ Andrew Nesveth
     ------------------
     Andrew Nesveth
     Managing Director